UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2013
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FIRST SECURITY GROUP, INC.
(Exact name of Registrant as specified in its charter)
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Tennessee	000-49747	58-2461486
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
531 Broad Street, Chattanooga, Tennessee 37402
(Address of principal executive offices including zip code)
(423) 266-2000
(Registrant's telephone number, including area code)
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(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c

Item 8.01. Other Events.
The record date for the previously announced Rights Offering to shareholders will be April 10, 2013. In the Rights Offering, shareholders of record as of April 10, 2013 will be entitled to purchase two shares of common stock for every share of common stock owned at a subscription price of $1.50 per share. Offers and sales to persons in the Rights Offering shall only be made pursuant to an effective registration statement under the Securities Act.
Additional Information

This report does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Offers and sales to persons in the Rights Offering shall only be made pursuant to an effective registration statement under the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Security Group, Inc.

By:	/s/ John R. Haddock
	Name:	John R. Haddock
	Title:	Executive Vice President and Chief Financial Officer

Dated:  April 10, 2013